EXHIBIT 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Diana G. Reardon

Executive Vice President and

Chief Financial Officer

203/265-8630

www.amphenol.com

AMPHENOL ANNOUNCES

FOURTH QUARTER 2014 DIVIDEND PAYMENT

Wallingford, Connecticut, October 31, 2014. Amphenol Corporation (NYSE:APH) confirmed today that its Board of Directors approved the fourth quarter 2014 dividend on its Common Stock in the amount of $.125 per share at its meeting held on October 30, 2014.  The Company will pay this fourth quarter 2014 dividend on or about January 5, 2015 to shareholders of record as of December 5, 2014.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including:  Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.